Exhibit 10.46

EXECUTION COPY

NON-COMPETITION AGREEMENT

NON-COMPETITION AGREEMENT, dated as of April 22, 2005 (the “Agreement”), by and between Deltek Systems, Inc., a Virginia corporation (the “Company”), and Donald deLaski (the “Shareholder”).

WHEREAS, pursuant to a Recapitalization Agreement, dated as of December 23, 2004, by and among New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P., Allegheny New Mountain Partners, L.P. (collectively, the “NMP Entities”), the Company and the Company’s shareholders (the “Recapitalization Agreement”), the NMP Entities are purchasing for an aggregate purchase price of $180,000,000 (the “Investment Funds”), shares of the Company’s common stock, shares of the Company’s Series A preferred stock, and $75,000,000 in aggregate principal amount of 8.00% subordinated debentures due 2015 (“Debentures”);

WHEREAS, pursuant to the Recapitalization Agreement, the Company is using the Investment Funds and other cash it is borrowing under a credit facility entered into as of the date hereof, to redeem from the Company’s shareholders, including the Shareholder, a portion of their shares of common stock in exchange for $273,272,145.24 (the “Redemption Payment”), including cash in the amount of $248,272,145.24;

WHEREAS, the NMP Entities and the Company have required, as a condition to consummating the transactions contemplated by the Recapitalization Agreement, that the Shareholder enter into this Agreement;

WHEREAS, the Shareholder has realized and will realize significant economic benefits from the consummation of the transactions contemplated by the Recapitalization Agreement, which benefits the Shareholder would not receive if such transactions were not consummated, and the Shareholder is, therefore, willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the Shareholder, the Shareholder and the Company hereby covenant and agree as follows:

Section 1. Non-Competition.

(a) The Shareholder shall not, for a period commencing on the date hereof and ending on the fifth (5th) anniversary of the date hereof (the “Restriction Period”), engage in any Competitive Activity. During the Restriction Period, upon request of the Company, the Shareholder shall notify the Company of the Shareholder’s then-current employment status if he is not an employee of the Company.

(b) For purposes of this Agreement:

(i) “Company’s Market Area” means: (x) the United States (including each state and the District of Columbia), and (y) each country or territory other than the United States so long as, on the date hereof, the Company or any of its affiliates markets any of its services or products or has plans to begin marketing any of its services or products in such country or territory.

(ii) “Company Product” means any project-based business management and/or sales management software and/or other product that, on the date hereof, the Company or any of its affiliates is developing, implementing, marketing and/or selling, or has plans to do so.

(iii) “Competing Product” means any product that competes, directly or indirectly, with any Company Product.

(iv) “Competing Service” means implementation, consulting, support, maintenance, development and/or training services relating to or in connection with the use of any Company Products or Competing Products.

(v) “Competing Business” means the business of (a) developing, implementing, marketing and/or selling any Company Products or Competing Products or (b) developing, providing, performing, marketing or selling any Competing Services.

(vi) “Competitive Activity” means, directly or indirectly, (i) owning, managing, operating, joining, controlling, being employed by, or participating in the ownership, management, operation or control of, or being connected in any manner with, including, without limitation, holding any position as a shareholder, director, officer, consultant, independent contractor, employee or partner of, spokesman for, or investor in, any Competitor, or (ii) acting as a Competitor in an individual capacity; provided, that, in no event (i) shall ownership by the Shareholder of two percent (2%) or less of the outstanding securities of any class of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be considered Competitive Activity, so long as the Shareholder does not have, or exercise, any rights to manage or operate the business of such issuer other than rights as a shareholder thereof, or (ii) shall being employed by a Competitor, standing alone, be considered Competitive Activity, so long as (A) the Competitor has more than one discrete and readily distinguishable part of its business, (B) the Shareholder’s duties are not at or involving the part of the Competitor’s business that constitutes a Competing Business, including, without limitation, serving in a capacity where any Person involved in the part of the Competitor’s business that constitutes a Competing Business reports to the Shareholder and (C) the Shareholder certifies to the Company prior to commencement of his employment with such Competitor that he has provided a copy of this Agreement to such Competitor and that he remains in compliance with this Agreement.

(vii) “Competitor” means any Person that is engaged, directly or indirectly, in (or intends or proposes to engage in, or has been organized for the purpose of engaging in) a Competing Business in the Company’s Market Area.

(viii) “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 2. Non-Solicitation of Employees.

During the Restriction Period, the Shareholder shall not, directly or indirectly, contact, induce or solicit (or assist any Person to, or recommend that any Person, contact, induce or solicit) for employment any Person who is, or within twelve (12) months prior to the date of such contact, inducement or solicitation was, an employee of the Company or any of its affiliates.

Section 3. Non-Solicitation of Customers.

During the Restriction Period, the Shareholder shall not (i) contact, induce or solicit (or assist any Person to, or recommend that any Person, contact, induce or solicit) any Person which has a business relationship with the Company or of any of its affiliates to terminate, curtail or otherwise limit such business relationship, or (ii) solicit, other than on behalf of the Company and its affiliates, any Person that the Shareholder knows or should have known (x) is a current customer of the Company or any of its affiliates, (y) was, within twelve (12) months prior to the date of such contact, inducement or solicitation, a customer of the Company or any of its affiliates or (z) is a Person with respect to which the Company or any of its affiliates has, within the twelve (12) months prior to the date of such contact, inducement or solicitation, devoted more than de minimis resources in an effort to cause such Person to become a customer of the Company or any of its affiliates.

Section 4. Extension of Restriction Period.

The Restriction Period shall be tolled for any period during which the Shareholder is in breach of any of Section 1, 2 or 3 hereof.

Section 5. Remedies.

The Shareholder agrees that any breach of the terms of this Agreement would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Shareholder therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Shareholder and/or any and all Persons acting for and/or with the Shareholder, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this Section 5 shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, without limitation, the recovery of damages from the Shareholder. The Shareholder and the Company further agree that the provisions of the covenants contained in this Agreement are reasonable and necessary to protect the businesses of the Company and its affiliates.

Section 6. Miscellaneous.

6.1. Acknowledgment. The Shareholder acknowledges that he has agreed to be bound by the covenants contained in this Agreement in consideration of (i) the Company’s agreement to enter into and consummate the transactions contemplated in the Recapitalization Agreement and (ii) the receipt of $74,733,287.93 of the Redemption Payment. The Shareholder further acknowledges that the covenants contained in this Agreement are separate and independent of (and give the Company rights that are separate and independent from any rights arising out of) any covenants contained in any other agreement between the Company and the Shareholder, whether entered into prior to, contemporaneously with or following the date hereof.

6.2. Amendments and Waivers. This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement signed by the parties hereto; provided, that, the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

6.3. Notices. Unless otherwise provided herein, all notices, requests, demands, claims and other communications provided for under the terms of this Agreement shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including receipted courier service) or overnight delivery service, (ii) facsimile during normal business hours, with confirmation of receipt, to the number indicated, (iii) reputable commercial overnight delivery service courier or (iv) registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

(a) If to the Company:

Deltek Systems, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

Facsimile: (703) 734-1146

Attention: Chief Financial Officer

(b) If to the Shareholder:

605 Deerfield Pond Court

Great Falls, Virginia 22066

Facsimile: (760) 862-2322

(c) In each case, with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Facsimile: 212-859-4000

Attention: Aviva F. Diamant, Esq.

and

Squire, Sanders & Dempsey L.L.P.

8000 Towers Crescent Drive, Suite 1400

Tysons Corner, VA 22182-2700

Facsimile: (703) 720-7801

Attention: James J. Maiwurm, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given when received. Any party may change its facsimile number or its address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner then set forth.

6.4. Governing Law; Venue; Waiver of Jury Trial.

(a) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

(b) Venue. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal and state courts located in the State of New York in New York County (collectively, the “Selected Courts”) for any action or proceeding arising out of or relating to this Agreement, and agrees not to commence any action or proceeding relating thereto except in the Selected Courts, provided, that, a party may commence any action or proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of any process, summons, notice or document in any action or proceeding by registered first-class mail, postage prepaid, return receipt requested or by nationally recognized courier guaranteeing overnight delivery in accordance with Section 6.3 hereof and agrees that such service of process shall be effective service of process for any action or proceeding brought against it in any such court, provided, that, nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; (iii) waives any objection to the laying of venue of any action or proceeding arising out of this Agreement in the Selected Courts; and (iv) waives and agrees not to plead or claim in any court that any such action or proceeding brought in any such Selected Court has been brought in an inconvenient forum.

(c) Waiver of Jury Trial. With respect to any action or proceeding arising out of or relating to this Agreement, each of the parties hereby irrevocably, to the extent not prohibited by applicable law that cannot be waived, waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this Agreement, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise, and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any action or proceeding whatsoever between them relating to this Agreement. Such action or proceeding shall instead be tried in a Selected Court by a judge sitting without a jury.

6.5. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Agreement is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

6.6. Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

6.7. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of each of the parties, including, without limitation, the Shareholder’s heirs and the personal representatives of the Shareholder’s estate and any successor to all or substantially all of the business and/or assets of the Company.

6.8. General Interpretive Principles. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include”, “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

DELTEK SYSTEMS, INC.

/s/ Donald deLaski	By:	/s/ Lori L. Becker
Donald deLaski		Name:
Title: